EXHIBIT 4.3

FORM OF STOCK

OPTION AGREEMENT


                              KINARK CORPORATION
                            STOCK OPTION AGREEMENT


     THIS STOCK OPTION AGREEMENT (this "Agreement") is entered
into as of the
       day of           , 199__, by and between Kinark
Corporation, a Delaware
corporation (the "Company"), and _________________ (the
"Optionee").

                             W I T N E S S E T H:

     WHEREAS, on April 1, 1996, the Board of Directors of the
Company adopted a
stock option plan known as the "Kinark Corporation 1996 Stock
Option Plan" (the
"Plan"), and recommended that the Plan be approved by the Company's shareholders; and

     WHEREAS, on June 5, 1996, the shareholders of the Company approved the
Plan; and

     WHEREAS, the Committee has granted the Optionee a stock option to purchase the number of shares of the Company's common stock as set forth below, and in consideration of the granting of that stock option the Optionee intends to remain in the employ of the Company; and

     WHEREAS, the Company and the Optionee desire to enter into this Stock
Option Agreement in accordance with the Plan; and

     NOW, THEREFORE, as an employment incentive and to encourage stock ownership, and also in consideration of the mutual covenants contained herein, the parties hereto agree as follows.

     1. Incorporation of Plan. This option is granted pursuant to the provisions of the Plan and the terms and definitions of the Plan are incorporated herein by reference and made a part hereof. Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan. A copy of the Plan has been delivered to, and receipt is hereby acknowledged by, the
Optionee. Notwithstanding anything in this Agreement to the contrary, to the extent the terms of this Agreement conflict with or otherwise attempt to exceed the authority set forth under the terms of the Plan, the Plan shall govern and control in all respects.

     2. Grant of Option. Subject to the terms, restrictions, limitations and conditions stated herein and under the Plan, the Company hereby evidences its grant to the Optionee, not in lieu of salary or other compensation, of the right and option (the "Option") to purchase all or any part of the number of shares of the Company's Common Stock, par value $.10 per share (the "Stock"), set forth on Schedule A attached hereto and incorporated herein by reference.
The Option shall be exercisable in the amounts and at the times specified on
Schedule A. The Option shall expire and shall not be exercisable on the date specified on Schedule A or on such earlier date as determined pursuant to
Section 8 hereof. Schedule A states whether the Option is intended to be an
Incentive Stock Option. Neither the Company, nor any Subsidiary or any
Director or Officer of the Company or any Subsidiary warrants or otherwise represents that (i) any Option granted under this Plan shall be considered an
Incentive Stock Option for applicable tax purposes, or (ii) favorable or desirable tax treatment or characterization will be applicable in respect of any Option.

     3. Purchase Price. The price per share to be paid by the Optionee for the shares subject to this Option (the "Exercise Price") shall be as specified on Schedule A, which price shall be an amount not less than the Fair Market
Value of a share of Stock as of the Date of Grant (as defined in Section 9 below) if the Option is an Incentive Stock Option.

     4. Exercise Terms. The Optionee must exercise the Option for at least the lesser of 100 shares or the number of shares of Vested Stock as to which the Option remains unexercised. In the event this Option is not exercised with respect to all or any part of the shares subject to this Option prior to its expiration, the shares with respect to which this Option was not exercised shall no longer be subject to this Option.

     5. Restrictions on Transferability. No Option shall be transferable by an Optionee other than by will or the laws of descent and distribution;
provided, however non-Incentive Stock Options may also be transferred, pursuant to a Qualified Domestic Relations Order. During the lifetime of an Optionee,
Options shall be exercisable only by such Optionee (or by such Optionee's guardian or legal representative, should one be appointed).

     6. Notice of Exercise of Option. This Option may be exercised by the
Optionee, or by the Optionee's administrators, executors or personal representatives, by a written notice (in substantially the form of the Notice of Exercise attached hereto as Schedule B) signed by the Optionee, or by such administrators, executors or personal representatives, and delivered or mailed to the Company as specified in Section 12(c) hereof to the attention of the
President or such other officer as the Company may designate.
Any such notice
shall (a) specify the number of shares of Stock which the Optionee or the
Optionee's administrators, executors or personal representatives, as the case may be, then elects to purchase hereunder, (b) contain such information as may be reasonably required pursuant to Section 10 hereof, and (c) be accompanied by
(i) a certified or cashier's check payable to the Company in payment of the total Exercise Price applicable to such shares as provided herein, (ii) shares of Stock owned by the Optionee and duly endorsed or accompanied by stock transfer powers having a Fair Market Value equal to the total Exercise Price applicable to such shares purchased hereunder, or (iii) a certified or cashier's check accompanied by the number of shares of Stock whose Fair Market
Value when added to the amount of the check equals the total Exercise Price applicable to such shares purchased hereunder. Upon receipt of any such notice and accompanying payment, and subject to the terms hereof, the Company agrees to issue to the Optionee or the Optionee's administrators, executors or personal representatives, as the case may be, stock certificates for the number of shares specified in such notice registered in the name of the person exercising this Option.

     7. Adjustment in Option. The number of shares of stock, subject to this
Option, the Exercise Price and other matters are subject to adjustment during the term of this Option in accordance with the Plan.

     8.   Termination of Employment.

          (a) Except as otherwise specified in Schedule A, in the event of the termination of the Optionee's employment with the Company or any of its
Subsidiaries, other than a termination that is either (i) For Cause, (ii) voluntary on the part of the Optionee and without written consent of the
Company, or (iii) for reasons of death or Disability or retirement, the
Optionee (or his or her personal representative) may exercise this Option at any time within thirty (30) days after such termination to the extent of the number of shares which were Purchasable hereunder at the date of such termination.

          (b) Except as otherwise specified in Schedule A, in the event of a termination of the Optionee's employment that is either (i) For Cause or (ii) voluntary on the part of the Optionee and without the written consent of the
Company, this Option, to the extent not previously exercised, shall terminate immediately and shall not thereafter be or become exercisable.

          (c) Except as otherwise provided in Schedule A, in the event of the retirement of the Optionee at the normal retirement date as prescribed from time to time by the Company or any Subsidiary, the Optionee shall continue to have the right to exercise any Options for shares which were Vested at the date of the Optionee's retirement. This Option does not confer upon the Optionee any right with respect to continued employment by the Company or by any of its
Subsidiaries. This Option shall not be affected by any change of employment so long as the Optionee continues to be an employee of the Company or one of its
Subsidiaries.

          (d) Except as otherwise specified in Schedule A, in the event of termination of employment because of the Optionee's becoming a Disabled
Optionee, the Optionee (or his or her personal representative) may exercise this Option, within a period ending on the earlier of (a) the last day of the one (1) year period following the beginning of Optionee's Disability or (b) the expiration date of this Option, to the extent of the number of shares which were Purchasable hereunder at the date of such termination.

          (e) Except as otherwise set forth in Schedule A with respect to the rights of the Optionee upon termination of employment under
Section 8(a) above,
in the event of the Optionee's death while employed by the Company or any of its Subsidiaries or within three (3) months after a termination of such employment (if such termination was neither (i) For Cause nor (ii) voluntary on the part of the Optionee and without the written consent of the Company), the appropriate persons described in Section 6 hereof or persons to whom all or a portion of this Option is transferred in accordance with Section 5 hereof may exercise this Option at any time within a period ending on the earlier of (a) the last day of the one (1) year period following the Optionee's death or (b) the expiration date of this Option. If the Optionee was an employee of the
Company at the time of death, this Option may be so exercised to the extent of the number of shares that were Vested hereunder at the date of death. If the
Optionee's employment terminated prior to his or her death, this Option may be exercised only to the extent of the number of shares covered by this Option which were Vested hereunder at the date of such termination.

     9. Date of Grant. This Option was granted by the Board of Directors of the Company on the date set forth in Schedule A (the "Date of Grant").

     10. Compliance with Regulatory Matters. The Optionee acknowledges that the issuance of capital stock of the Company is subject to limitations imposed by federal and state law and the Optionee hereby agrees that the Company shall not be obligated to issue any shares of Stock upon exercise of this Option that would cause the Company to violate any law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the
Securities and Exchange Commission) having jurisdiction over the affairs of the
Company. The Optionee agrees that he or she will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Stock complies with the provisions described by this Section 10.

     11. Restriction on Disposition of Shares. The shares purchased pursuant to the exercise of an Incentive Stock Option shall not be transferred by the
Optionee except pursuant to the Optionee's will, or the laws of descent and distribution, until such date which is the later of two (2) years after the grant of such Incentive Stock Option or one (1) year after the transfer of the shares to the Optionee pursuant to the exercise of such Incentive Stock Option.

     12.  Miscellaneous.

          (a) This Agreement shall be binding upon the parties hereto and their representatives, successors and assigns.

          (b) This Agreement is executed and delivered in, and shall be governed by the laws of, the State of Delaware, without regard to conflicts of laws principles.

          (c)  Any notice, request, document or other
communication required or
permitted to be given hereunder shall be deemed given, and any elections or exercises to be made or accomplished shall be deemed made or accomplished, upon actual delivery thereof to the designated recipient, or three (3) days after deposit thereof in the United States mail, registered, return receipt requested and postage prepaid, addressed, if to the Optionee, at the address set forth below his or her signature and, if to the Company, to its executive offices at
7060 South Yale Avenue, Suite 603, Tulsa, Oklahoma  74136.

          (d) This Agreement may not be modified except in writing executed by each of the parties hereto.

          (e) This Agreement, together with the Plan, contains the entire understanding with the parties hereto and supersedes any prior understanding and/or written or oral agreement between them respecting the subject matter hereof.

          (f) The parties hereto agree that the provisions of this Agreement are severable and the invalidity or unenforceability of any provision in whole or in part shall not effect the validity or enforceability of any enforceable part of such provision or any other provisions hereof.

          (g) The section headings herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

          (h) No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

          (i) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company has caused this Stock Option
Agreement to
be executed on its behalf and the Optionee has executed this Agreement, all as of the day and year first above written.

                                   KINARK CORPORATION
Attest:

                                   By:

                                       Title:
Secretary

                                   OPTIONEE

                                   Name:

                                   Address:

                              SCHEDULE A
                                 TO
                         STOCK OPTION AGREEMENT
                               BETWEEN
                           KINARK CORPORATION
                                 AND
                          [Name of Optionee]

Dated:


1.   Number of shares of stock Subject to Option:
shares of
     stock.

2.   This Option (Check one) [ ] is [ ] is not an Incentive Stock
Option.

3.   Option Exercise Price:  $                per share.

4.   Date of Grant:

5.   Option Vesting Schedule:

          Check one:

          ( ) Options are exercisable with respect to all shares on or after the date hereof
          ( ) Options are exercisable with respect to the number of shares indicated below on or after the date indicated next to the number of shares:

                    No. of Shares                 Vesting Date



6.   Option Exercise Period:

          Check One:

          ( )  All options expire and are void unless exercised
on or before
                      .
          ( ) Options expire and are void unless exercised on or before the date indicated next to the number of shares:

                    No. of Shares                 Expiration Date


7. Effect of Termination of Employment of Optionee (if different from that set forth in Section 8 of the Stock Option Agreement):
                              SCHEDULE B

                          NOTICE OF EXERCISE


     The undersigned hereby notifies Kinark Corporation (the
"Company") of this
election to exercise the undersigned's stock option to purchase shares of the Company's common stock, par value $.10 per share
(the "Common
Stock"), pursuant to the Stock Option Agreement (the "Agreement")
between the
undersigned and the Company dated       .  Accompanying this
Notice is (1) a
check in the amount of $           payable to the Company, and/or
(2)
_______________ shares of the Company's Common Stock presently owned by the undersigned and duly endorsed or accompanied by stock transfer powers, having an aggregate Fair Market Value (as defined in the Kinark Corporation 1996 Stock
Option Plan) as of the date hereof of $_____________, such amounts being equal, in the aggregate, to the purchase price per share set forth in
Section 3 of the
Agreement multiplied by the number of shares being purchased hereby (in each instance subject to appropriate adjustment pursuant to Section 7 of the
Agreement).

     IN WITNESS WHEREOF, the undersigned has set his hand and
seal, this
day of            .

                              OPTIONEE [OR OPTIONEE'S
ADMINISTRATOR, EXECUTOR
                              OR PERSONAL REPRESENTATIVE]




                              Name:
                              Position (if other than Optionee):